EXHIBIT 23.1
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
We consent to the incorporation by reference in this Post-Effective Amendment No. 5 to the Registration Statement on Form S-2 filed on Form S-1 of PDG Environmental, Inc. of our report dated May 15, 2007 relating to the consolidated financial statements of PDG Environmental, Inc. and Subsidiaries included in the Annual Report on Form 10-K for the years ended January 31, 2007 and 2006. We also consent to the reference to our Firm in the Experts section of this registration statement.
/s/ Malin Bergquist & Company, LLP
Pittsburgh, Pennsylvania
May 30, 2007